EXHIBIT 5.1

Akerman Senterfitt

One Southeast Third Avenue

28th Floor

Miami, Florida 33131-1714

December 22, 2006

Summit Financial Services Group, Inc.

980 North Federal Highway

Suite 310

Boca Raton, Florida 33432

RE:	Registration Statement on Form S-8 (the “Registration Statement”)

Gentlemen:

We have acted as special counsel to Summit Financial Services Group, Inc., a Florida corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to an aggregate 12,000,000 shares, par value $.0001 per share (the “Shares”), of the Company’s Common Stock that may be issued by the Company upon the grant and/or exercise of awards, including options, which may be granted under the Company’s 2006 Incentive Compensation Plan (the “Plan”).

We have examined such corporate records, documents, instruments and certificates of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals.

Based upon such examination and review, we are of the opinion that when the Registration Statement becomes effective under the Securities Act and the Shares are issued in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and non-assessable securities of the Company.

The opinion expressed herein is limited to the corporate laws of the State of Florida, and we express no opinion as to the effect on the matters covered by any other jurisdiction.

This opinion has been prepared and it to be construed in accordance with the Report on Standards for Florida Opinions dated April 8, 1991, as amended, issued by the Business Law Section of the Florida Bar, 46 The Business Lawyer, No. 4 (the “Report”). The Report in incorporated by reference into this opinion

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This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to all references to the firm in the Registration Statement.

Very truly yours,

/s/ Akerman Senterfitt
AKERMAN SENTERFITT

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